SCHEDULE 14A INFORMATION


     Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.   )


Filed by the Registrant (   X  )
Filed by a Party other than the Registrant (    )

Check the appropriate box:

(    )    Preliminary Proxy Statement
( X  )    Definitive Proxy Statement
(    )    Definitive Additional Materials
(    )    Soliciting Material pursuant to Rule 14a-11(c) or Rule
          14a-12

                         CDI CORP.
- ---------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)


                         CDI CORP.
- ---------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)


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           Exchange Act Rule 14a-6(i)(3).
(    )     Fee computed on table below per Exchange Act Rules
           14a-6(i)(4) and 0-11.

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
                                 CDI CORP.
                       1717 Arch Street, 35th Floor
                   Philadelphia, Pennsylvania 19103-2768

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                May 2, 1995

To Shareholders:
     The Annual Meeting of the Shareholders of CDI Corp. (the "Company"), a corporation organized under the laws of the Commonwealth of Pennsylvania, will be held in the Furness Forum on the 50th Floor of the Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, on Tuesday, May 2, 1995, at 10:00 A.M., for the following purposes:

     1. To elect nine directors of the Company to serve during the ensuing year or until their successors have been duly elected and qualified;
     2. To act upon a proposal to increase the number of shares of Common Stock which may be issued under the Company's Non-Qualified Stock Option and Stock Appreciation Rights Plan from 800,000 to 1,100,000;
     3. To act upon a proposed amendment to the Company's Non-Qualified Stock Option and Stock Appreciation Rights Plan limiting the number of options and stock appreciation rights that may be granted to an eligible individual in any one calendar year; and
     4. To transact such other business as may properly come before the meeting or any and all adjournments or postponements of the meeting.

Only shareholders of record on March 10, 1995 are entitled to notice of and to vote at the Annual Meeting. If you do not expect to attend the meeting in person and desire to have the stock registered in your name represented and voted at the meeting, please fill in, sign, date and promptly return the proxy in the accompanying envelope, to which postage need not be added if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote in person.
                                       By Order of the Board of Directors
Dated: March 21, 1995                  JOSEPH R. SEIDERS, Secretary
Philadelphia, Pennsylvania

                                 CDI CORP.
                       1717 Arch Street, 35th Floor
                   Philadelphia, Pennsylvania 19103-2768

                  _______________________________________

                              PROXY STATEMENT
                    FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 2, 1995
                  _______________________________________

                            GENERAL INFORMATION


     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of CDI Corp. (the "Company") to be used at the Annual Meeting of Shareholders to be held on Tuesday, May 2, 1995 at 10:00 A.M. in the Furness Forum on the 50th Floor of the Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania and at any and all adjournments or postponements of that meeting. The date of mailing of this Proxy Statement and the form of proxy to the Company's shareholders is on or about March 21, 1995.
     The solicitation of proxies is being handled by the Company at its cost, principally through the use of the mails. If it appears desirable to do so in order to assure adequate representation of shareholders at the meeting, officers and regular employees of the Company may communicate with shareholders, banks, brokerage firms or nominees by telephone or in person to request that proxies be furnished in time for the meeting. No solicitation is being made by specially engaged employees of the Company or paid solicitors.
     If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked by giving written notice of such revocation to the Secretary of the Company at any time prior to the voting thereof. The proxy is in such a form that authority to vote for the election of all or any one of the directors can be withheld and that separate approval or disapproval can be indicated with respect to Proposal Two and Proposal Three, which are identified in the proxy and the accompanying Notice of Annual Meeting of Shareholders and set forth and commented upon in this Proxy Statement. The shares represented by the proxy will be voted for the election of all of the directors unless authority to do so is withheld and will be voted for approval of the amendments to the Company's Non-Qualified Stock Option and Stock Appreciation Rights Plan set forth in Proposal Two and Proposal Three unless a contrary choice is specified.

                               ANNUAL REPORT
     The Company's Annual Report to Shareholders for the year ended December 31, 1994 is being mailed to all shareholders together with this Proxy Statement. That report is not to be regarded as proxy solicitation material or as a part of this Proxy Statement.

                              VOTING RIGHTS
     There were issued and entitled to vote, as of March 10, 1995, 19,714,928 shares of the common stock, par value $.10 per share, of the Company ("Common Stock"), the only class of stock of the Company now issued and outstanding. Shareholders are entitled to one vote for each share of stock held. The presence, in person and by proxy, of a majority of the number of outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. A quorum being present, proposals will be decided by a majority of the votes cast, in person and by proxy, at the Annual Meeting by all shareholders entitled to vote thereon. Shares represented by proxies that reflect abstentions and shares referred to as "broker nonvotes" (i.e., shares held by brokers or nominees as to which instructions have not been received from beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter, such as Proposal Two and Proposal Three described below) will be treated as being present for purposes of determining the presence of a quorum but will not constitute a vote cast with respect to any matter. Only shareholders of record at the close of business on March 10, 1995 will be entitled to vote at the meeting.

           PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP
     As of February 6, 1995, the following persons and entities were known by the Company to be beneficial owners of more than 5% of the outstanding Common Stock of the Company. The following table shows, as of that date, the number of shares of Common Stock so owned and the percentage of outstanding Common Stock represented by the number of shares so owned.

                                             Number of Shares     Percentage of
    Name and Address of                       of Common Stock      Outstanding
    Beneficial Owner                        Owned Beneficially*   Common Stock
- -------------------------------------------------------------------------------
Donald W. Garrison, Christian M. Hoechst,        6,344,911            32.0%
Allen I. Rosenberg and Barton J. Winokur,           (1)
as Co-Trustees, or Messrs. Rosenberg and Winokur, as Co-Trustees, of various trusts for the benefit of members of Walter R. Garrison's family
  c/o Robert L. Freedman, Esquire
  Dechert Price & Rhoads
  4000 Bell Atlantic Tower
  1717 Arch Street
  Philadelphia, PA 19103

Walter R. Garrison                               1,979,158            10.0%
  1717 Arch Street, 35th Floor                      (2)
  Philadelphia, PA 19103-2768

FMR Corp.                                        1,539,020             7.8%
  82 Devonshire Street
  Boston, MA 02109

- ------------
* Except as indicated below, the Company is informed that the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.
(1) The trustees under these family trusts share voting and investment power with respect to these shares with the other trustees but disclaim any beneficial interest except as fiduciaries. Those trustees who are also directors of the Company own of record and beneficially the number of shares of stock shown opposite their names on the table on page 3, with respect to which they have sole voting and investment power.
(2) Includes 28,000 shares held by Mr. Garrison's wife and 67,000 shares held by a trust for the benefit of Mr. Garrison's wife (of which Mr. Garrison is a trustee). Does not include the shares held by the various family trusts referred to in the table above or 175,000 shares held by The Garrison Foundation or 22,000 shares held by The Garrison Family Foundation. See footnotes (1) and (3) on page 3.

     The following table sets forth, as to each director and executive officer of the Company individually and as to all directors and executive officers of the Company as a group, the number of shares of Common Stock owned as of February 6, 1995 and the percentage of outstanding Common Stock represented by the number of shares so owned.
                                    Number of Shares            Percentage of
                                     of Common Stock             Outstanding
Name of Individual or Group        Owned Beneficially*          Common Stock
- -------------------------------------------------------------------------------
Walter E. Blankley                        1,000                 Less than .1%
Walter R. Garrison                    1,979,158 (1)(2)(3)             10.0%
Christian M. Hoechst                    381,338 (2)(3)                 1.9%
Lawrence C. Karlson                      25,000                         .1%
Edgar D. Landis                         375,000                        1.9%
Allen M. Levantin                        15,333 (4)                     .1%
Alan B. Miller                                0                          0%
John W. Pope                            831,800 (3)(5)                 4.2%
Allen I. Rosenberg                            0 (2)                      0%
Barton J. Winokur                       213,628 (2)(3)(6)              1.1%
All directors and executive           3,822,257 (7)                   19.3%
  officers as a group (10 persons)

- --------------
* Except as indicated below, the Company is informed that the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.
(1) Includes 28,000 shares held by Mr. Garrison's wife and 67,000 shares held by a trust for the benefit of his wife (of which Mr. Garrison is a trustee). Does not include the 22,000 shares held by The Garrison Family Foundation, which is a charitable trust. Mr. Garrison is one of fifteen trustees of The Garrison Family Foundation, but disclaims beneficial ownership of the foundation's shares except as a fiduciary.
(2) Does not include 6,344,911 shares of Common Stock held in various trusts created by Walter R. Garrison for the benefit of members of his family. These shares are referenced above in the Principal Shareholders table under the names of the co-trustees of the various trusts. The co-trustees of some of the trusts are Messrs. Donald W. Garrison, Hoechst, Rosenberg and Winokur. The co-trustees of the remainder of these trusts are Messrs. Rosenberg and Winokur. Except for Donald W. Garrison, who is Walter R. Garrison's brother, each trustee of these trusts is either a director or both an officer and director of the Company. Walter R. Garrison disclaims beneficial ownership of these shares, as do the trustees except as fiduciaries.
(3) Does not include 175,000 shares held by The Garrison Foundation, a charitable trust established for the benefit of the Pennsylvania Institute of Technology. The trustees of The Garrison Foundation are Messrs. Hoechst, Pope, Winokur, Walter R. Garrison and Joseph L. Carboni. Except for Mr. Carboni, each trustee is either a director or both an officer and director of the Company. The trustees disclaim beneficial ownership of these shares except as fiduciaries.
(4) Includes 13,333 shares which Mr. Levantin presently has the right to acquire through the exercise of options.
(5) Consists of 818,300 shares held by Variety Wholesalers, Inc. (of which Mr. Pope is Chairman of the Board, President and Chief Executive Officer) and 13,500 shares held by Mr. Pope's wife. Does not include 299,200 shares held by the John William Pope Foundation, a non-profit foundation of which Mr. Pope is a non-voting Director Emeritus. Mr. Pope disclaims beneficial ownership of the shares held by that foundation.

(6) Does not include 20,000 shares held by an irrevocable trust of which Mr. Winokur is the sole trustee. Mr. Winokur has no beneficial interest in the income or corpus of this trust and disclaims beneficial ownership of those shares except as a fiduciary.
(7) If the 6,344,911 shares held in the Garrison family trusts referred to in footnote (2) above and the 175,000 shares held by The Garrison Foundation were combined with the 3,822,257 shares shown in the table as held by directors and executive officers as a group, the total would be 10,342,168 shares or 52.2% of the outstanding Common Stock.

                               PROPOSAL ONE

                           ELECTION OF DIRECTORS
     Nine directors are to be elected at the Annual Meeting of Shareholders, to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The persons named in the enclosed form of proxy (Joseph R. Seiders and Craig H. Lewis) have advised the Company that they intend to vote FOR the nine nominees below unless authority to do so is withheld. Each of these nominees has been designated by, and each is currently a member of, the Board of Directors. The Board is not aware of any reason why any nominee will be unable to stand for election as a director or serve if elected, but if any such nominee should become unavailable, the Board may nominate, and the persons named in the accompanying form of proxy may vote for, a substitute nominee.

Information About the Nominees
     The following table sets forth information about the nominees for election to the Board of Directors.

                                                  Principal Present Position,
                                                  Business Experience During
                                 Director of      Past Five Years and Other
Name                      Age  Company Since**    Directorships
- -------------------------------------------------------------------------------
Walter E. Blankley +#     59        1994          Chairman and Chief Executive
                                                  Officer of AMETEK, Inc.,
                                                  Paoli, PA (manufacturer of
                                                  electric motors, precision
                                                  instruments and industrial
                                                  materials) since 1993; Presi-
                                                  dent and Chief Executive
                                                  Officer of AMETEK, Inc. from
                                                  1990-1993; Director of Amcast
                                                  Industrial Corporation

Walter R. Garrison *      68        1958          Chairman of the Board, Presi-
                                                  dent and Chief Executive
                                                  Officer of the Company since
                                                  1961

Christian M. Hoechst *    58        1974          Executive Vice President of
                                                  the Company since 1971

Lawrence C. Karlson +#    52        1989          Chairman of the Board and
                                                  Chief Executive Officer of
                                                  Karlson Corporation, Blue
                                                  Bell, PA (consulting ser-
                                                  vices) since April 1993;
                                                  Chairman of the Board of
                                                  Spectra-Physics AB, Stock-
                                                  holm, Sweden (instrumenta-
                                                  tions manufacturer) from
                                                  1990-1993; Director of
                                                  Meridian Bancorp Inc.

Edgar D. Landis *         63        1975          Executive Vice President,
                                                  Finance of the Company since
                                                  1987

                                                  Principal Present Position,
                                                  Business Experience During
                                 Director of      Past Five Years and Other
Name                      Age  Company Since**    Directorships
- -------------------------------------------------------------------------------
Allen M. Levantin         62        1989          Chairman and Chief Executive
                                                  Officer of Todays Temporary,
                                                  Inc., a subsidiary of the
                                                  Company, since November 1,
                                                  1994 (serving part-time);
                                                  President and Chief Executive
                                                  Officer of CDI Temporary Ser-
                                                  vices Inc., a subsidiary of
                                                  the Company, from July 1991
                                                  to December 1992; Vice
                                                  President-Corporate Develop-
                                                  ment of Rohm and Haas
                                                  Company, Philadelphia, PA
                                                  (maker of chemicals and
                                                  plastics) from 1985-1990

Alan B. Miller +          57        1994          Chairman of the Board, Presi-
                                                  dent and Chief Executive
                                                  Officer of Universal Health
                                                  Services, Inc. (hospital
                                                  management and health care
                                                  services); Director (Chairman
                                                  of the Board) of Universal
                                                  Health Realty Income Trust;
                                                  Director of Penn Mutual Life
                                                  Insurance Co. and Genesis
                                                  Health Ventures Inc.

John W. Pope #&           70        1989          Chairman of the Board, Presi-
                                                  dent and Chief Executive
                                                  Officer of Variety
                                                  Wholesalers, Inc., Raleigh,
                                                  NC (operator of variety
                                                  retail stores)

Barton J. Winokur *+#&    55        1968          Partner in the law firm of
                                                  Dechert Price & Rhoads,
                                                  Philadelphia, PA; Director of
                                                  AmeriSource Corp., The Bibb
                                                  Company, DavCo Restaurants,
                                                  Inc. and Farm Fresh, Inc.

* Member of the Executive Committee
+ Member of the Audit Committee
# Member of the Compensation Committee
& Member of the Stock Option Committee
** References to periods served as a director of the Company include periods served as a director of CDI Corporation, the Company's predecessor registrant under the Securities Exchange Act of 1934.

Information About the Board and its Committees

     The Board of Directors of the Company held five meetings during 1994, and acted on two other occasions by unanimous written consent. The Board of Directors has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Stock Option Committee. There is no Nominating Committee or any committee performing the function of a nominating committee.
     The Executive Committee has the general authority of the Board, subject to certain limitations, to act on behalf of the Board. This Committee held six meetings during 1994, and acted on four other occasions by unanimous written consent.
     The Audit Committee reviews with KPMG Peat Marwick LLP, the Company's independent auditors, the proposed scope of their examination and their subsequent report on each annual audit, preliminary to the consideration thereof by the full Board of Directors; monitors the independence of the auditors; and reviews the Company's internal accounting controls, practices and policies as well as the Company's internal audit function. The Audit Committee held four meetings during 1994.
     The Compensation Committee advises the Company on executive compensation matters. This Committee held four meetings during 1994 and acted on one other occasion by unanimous written consent.

     The Stock Option Committee administers the Company's Non-Qualified Stock Option and Stock Appreciation Rights Plan. This Committee held no meetings during 1994.
     Mr. Pope attended fewer than 75% of the total number of meetings held during 1994 of the Board and the committees of the Board on which he served during the year. Mr. Pope attended 80% of the Board meetings held during 1994.

Compensation of Directors
     Directors currently receive the following compensation for their participation on the Board: each director who is not a full-time employee of the Company or one of its subsidiaries is paid a fee of $5,000 per quarter for service on the Board plus meeting attendance fees of $1,000 for each Board meeting attended plus $500 for each Audit Committee meeting attended. Any director who is also a full-time employee of the Company or one of its subsidiaries does not receive any fees for service on the Board or any of its committees.
     In January 1995 one of the directors, Lawrence C. Karlson, entered into a consulting agreement with the Company. Under this arrangement, Mr. Karlson will provide consulting services as requested from time to time by the Chief Executive Officer of the Company. Mr. Karlson will be paid a fee of $4,000 for each eight-hour day that he provides such services and he will be reimbursed for the expenses that he incurs in connection with providing such services. No consulting fees were paid by the Company to Mr. Karlson during 1994.

                    COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table
     The following table sets forth certain information regarding the compensation for services to the Company and its subsidiaries during each of the last three fiscal years which was earned by the three executive officers of the Company, constituting the only three key policy-making members of management. These officers are elected annually by the Board of Directors.

                                                                    All Other
                                           Annual Compensation    Compensation
Name and Principal Position        Year    Salary       Bonus          (1)
- -------------------------------------------------------------------------------
Walter R. Garrison,                1994   $ 65,000   $1,037,584      $53,231
 Chairman of the Board, President  1993     65,000      352,683       20,641
 and Chief Executive Officer       1992     65,000      162,212        6,347

Christian M. Hoechst,              1994     80,000      617,583       28,168
 Executive Vice President          1993     80,000      261,648       18,476
                                   1992     80,000      307,891       20,410

Edgar D. Landis,                   1994    217,800      150,000       13,032
 Executive Vice President,         1993    200,000       50,000       10,148
 Finance                           1992    185,000          -0-        9,445

(1) All other Compensation in 1994, 1993 and 1992 consisted entirely of Company contributions and allocations to the following employee benefit plans: the Company's qualified Retirement Plan ($6,743 to the account of each of Messrs. Garrison, Hoechst and Landis in 1994), the Company's qualified 401(k) plan ($400 to the account of each of Messrs. Garrison, Hoechst and Landis in 1994) and the Company's non-qualified excess benefits plan ($46,088 to the account of Mr. Garrison, $21,025 to the account of Mr. Hoechst and $5,889 to the account of Mr. Landis in
    1994).

Employment Agreements
     The Company has employment agreements with all three of the executive officers included in the above Summary Compensation Table.
     Mr. Garrison's current employment agreement, which was entered into in 1973, provides for a base salary of $65,000 and a bonus based on a percentage of the Company's pre-tax earnings. The bonus is 2% of the first $500,000 of pre-tax earnings and 23/4% of pre-tax earnings in excess of $500,000. The agreement is automatically renewed on an annual basis unless terminated by either party at the end of any fiscal year on two months' notice. The agreement contains certain noncompetition and nonsolicitation covenants of Mr. Garrison which are effective for a period of two years after termination of employment for any reason.
     Mr. Hoechst's current employment agreement, which was entered into in 1986, provides for a base salary of $80,000 and a bonus made up of three components. The first component is 21/2% of the pre-tax earnings of those operations under his direct supervision. The second component is 1/2% of the pre-tax earnings of the remaining operations of the Company, with the bonus relating to this second component capped at $70,000 per year. The third component is also based on a percentage of the pre-tax earnings of those operations under his direct supervision, with the applicable percentage depending on the pre-tax earnings return on the net working assets used in those operations. Mr. Hoechst's employment agreement is automatically renewed on an annual basis unless terminated by either party on at least 60 days' notice prior to the end of a contract year. The agreement contains certain noncompetition and nonsolicitation covenants of Mr. Hoechst which are effective for a period of two years after termination of employment for any reason so long as the Company makes monthly payments of $5,000 to Mr. Hoechst during that two-year period.
     Mr. Landis' employment agreement, which was entered into in 1973, provides for a salary which has since been increased to the level indicated in the Summary Compensation Table above. The agreement can be terminated by either party on two weeks' notice. The agreement contains certain noncompetition and nonsolicitation covenants of Mr. Landis which are effective for a period of six months after termination of employment for any reason.

Supplemental Pension Agreement
     Under a 1978 supplemental pension agreement with Mr. Garrison, the Company will, upon his retirement, pay him an additional pension of $35,000 per year for 15 years. If Mr. Garrison dies prior to receiving all such payments, his beneficiaries will receive the balance remaining in a lump-sum payment. The Company's obligation to make such payments is conditioned upon the satisfactory performance by Mr. Garrison of his duties until retirement.

Report of the Compensation Committee of the Board of Directors on Executive Compensation
     It is the policy of the Committee that a substantial portion of the annual compensation of each of the company's executive officers should be dependent upon the Company's performance, as measured principally by its pre-tax earnings. Accordingly, the Employment Agreements with Walter R. Garrison and Christian M. Hoechst, which were described in more detail previously in this Proxy Statement, provide for modest salaries of $65,000 and $80,000, respectively, and a bonus based upon the Company's pre-tax earnings. The base salaries of Messrs. Garrison and Hoechst and the formulas for their bonuses have remained unchanged since their current Employment Agreements were signed in 1973 and 1986, respectively. While the Committee has considered increasing the base salaries of Mr. Garrison and Mr. Hoechst, the Committee and the executives have agreed that making compensation largely dependent on the Company's financial performance is in the Company's best interests and sets the proper example for compensation arrangements with other Company managers. The correlation between the total compensation paid to Messrs. Garrison and Hoechst and the financial performance of the company is illustrated by comparing the results in 1994 to those in 1991. In 1994, when the Company's pre-tax earnings were approximately $37 million, the total salary and bonus earned by Messrs. Garrison and Hoechst were $1,102,584 and $697,583, respectively. In 1991, when the Company had negative pre-tax earnings, the total salary and bonus earned by Messrs. Garrison and Hoechst were $65,000 and $275,434, respectively. The Committee has reviewed various surveys of compensation paid to executives of companies in service businesses of a size similar to the Company and believes that the total compensation paid to Messrs. Garrison and Hoechst is, on average over recent years, roughly comparable to that paid to similar executives.
     The Committee desires Mr. Landis' salary (which was $217,800 in 1994) to be roughly comparable to the average salary paid to chief financial officers of companies in service businesses of a similar size to the Company, though the Committee does not seek to adhere rigidly to this comparison in setting Mr. Landis' salary. Bonuses to Mr. Landis are determined in the sole discretion of the Committee.
In recent years, in determining Mr. Landis' bonus, the Committee has examined factors such as the level of the Company's earnings, the average total compensation given to chief financial officers of other companies with similar levels of revenues as the Company, and Mr. Landis' contribution to the performance of the Company during the year. The Committee does not assign any particular priority or relative weight to these factors, and acknowledges that the determination of Mr. Landis' compensation is subjective. In 1994, the Committee awarded a $150,000 bonus to Mr. Landis, which was $100,000 higher than the bonus awarded to him in 1993. Prior to the Committee's consideration of Mr. Landis' bonus in 1992, Mr. Landis requested that he not be considered for a bonus that year in light of the financial performance of the Company, and the Committee agreed to that request.
     The Committee believes that these long-standing compensation arrangements for the three executive officers have served the Company well.
     The Committee has considered the impact of recently-enacted Section 162(m) of the Internal Revenue Code, which limits the deductibility by the Company of certain compensation in excess of $1 million that is paid to the executive officers named in this Proxy Statement. Counsel to the Company have advised that, presently, compensation paid to Messrs. Garrison and Hoechst under their 1973 and 1986 employment agreements is not subject to this limitation because it is exempt under the rule's "grandfather" provisions. That particular exemption would be lost at such time as either of their employment agreements were modified. As a result of the "grandfather" provisions applicable to Messrs. Garrison and Hoechst and because the historic level of compensation paid to Mr. Landis has not approached the $1 million level, the Compensation Committee has not needed to adopt a policy with respect to the deductibility limit. The Committee will consider the adoption of such a policy when the deductibility limitation becomes relevant to the Company's executive officers. However, in an effort to make compensation earned by executives under the Company's Non-Qualified Stock Option and Stock Appreciation Rights Plan exempt from the deductibility limitation, the Board has proposed that such plan be amended to restrict the number of stock options and stock appreciation rights that may be granted to an individual in any one calendar year. That amendment is described below in this Proxy Statement as "Proposal Three".
                                        COMPENSATION COMMITTEE:
                                        Lawrence C. Karlson, Chairman
                                        Walter E. Blankley
                                        John W. Pope
                                        Barton J. Winokur

Compensation Committee Interlocks and Insider Participation
     Lawrence C. Karlson, Chairman of the Compensation Committee, entered into a consulting agreement with the Company in January 1995 pursuant to which he will be paid a fee of $4,000 (plus expenses) for each eight-hour day that he renders consulting services to the Company, as requested by the Chief Executive Officer of the Company. Walter R. Garrison, who served on the Compensation Committee during the period from January 1, 1994 to May 3, 1994, was and is the Chairman of the Board, President and Chief Executive Office of the Company. Allen M. Levantin, who served on the Compensation Committee during the period from May 3, 1994 to October 1, 1994, was elected Chairman and Chief Executive Officer of Todays Temporary, Inc., a subsidiary of the Company, on November 1, 1994 and served as President and Chief Executive Officer of CDI Temporary Services, Inc., a subsidiary of the Company, from July 20, 1991 to December 17, 1992. Barton J. Winokur, a member of the Compensation Committee since May 3, 1994, is a partner of Dechert Price & Rhoads, which performed legal services for the Company during 1994.

Comparative Stock Performance
     The following graph sets forth the cumulative total shareholder return (assuming an investment of $100 on December 31, 1989 and the reinvestment of any dividends) for the last five fiscal years on (a) the Common Stock of the Company, (b) the Standard & Poor's (S&P) 500 Index, and (c) a peer group index. The peer group selected by the Company consists of the following companies: (i) Butler International Inc., Kelly Services, Inc., Manpower Inc., Olsten Corporation, Robert Half International Inc., Uniforce Temporary Personnel, Inc. and Volt Information Sciences, Inc., all of which are in the staffing business (including the temporary placement of office and technical personnel and permanent placement), and (ii) Foster Wheeler Corporation, Jacobs Engineering Group, Inc. and Stone & Webster, Inc., all of which are in the engineering, design and construction business. While the latter three companies often work on projects significantly larger in size than does the Company in its engineering and design business and only occasionally compete directly with the Company, the Company believes that it and these three companies share various important business characteristics. Two companies, Adia Services, Inc. and CRSS Inc., were included in the Company's peer group index in last year's Proxy Statement but not in the peer group index in this year's Proxy Statement. Adia Services, Inc. was eliminated because that company entered into a merger and reorganization involving its Swiss parent corporation and, as a result of that transaction, Adia Services, Inc.'s securities have ceased to be publicly traded. CRSS Inc. was eliminated because it sold its engineering, design and construction business in 1994 and is no longer in a business similar to that of the Company.

LINE GRAPH SHOWING COMPARISON BETWEEN CDI CORP., PEER GROUP AND S & P 500 IS IN THIS POSITION IN THE PRINTED PROXY STATEMENT. A PAPER COPY OF THE GRAPH IS BEING SUBMITTED TO THE FILER'S BRANCH CHIEF IN THE DIVISION OF CORPORATION FINANCE.

                               Year Ended December 31
                ------------------------------------------------------
                1989     1990      1991      1992      1993      1994
- ----------------------------------------------------------------------
CDI Corp.       $100    $46.55   $ 49.14   $ 57.76   $ 86.21   $137.07
Peer Group       100     86.69    109.72    126.47    136.44    161.11
S&P 500          100     96.89    126.42    136.05    149.76    151.74


                          PROPOSALS TWO AND THREE

                   PROPOSED AMENDMENTS TO THE COMPANY'S
       NON-QUALIFIED STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

     The Company maintains a Non-Qualified Stock Option and Stock Appreciation Rights Plan (the "Plan") under which the Company may grant options ("Options") to purchase shares of its Common Stock or stock appreciation rights ("SARs"), either alone or in tandem with Options. A more complete description of the Plan begins on page 11 in this Proxy Statement.

Description of and Reasons for the Proposed Amendments to the Plan
     On December 15, 1994, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to the Plan increasing the number of shares of Common Stock which may be issued under the Plan on and after April 30, 1991, pursuant to the exercise of Options or SARs, from 800,000 to 1,100,000. This proposed amendment to the Plan is referred to in this Proxy Statement and on the accompanying proxy as "Proposal Two". On February 27, 1995, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to the Plan providing that no eligible individual may be granted, in any one calendar year, options or SARs with respect to more than 400,000 shares of Common Stock (such number of shares to be subject to appropriate adjustment in the event of certain changes in capitalization of the Company, such as stock dividends and splits). This proposed amendment to the Plan is referred to in this Proxy Statement and on the accompanying proxy as "Proposal Three".
     The Board believes that the Plan provides an important means to attract, motivate and retain valuable personnel. Of the 800,000 shares which presently may be issued under the Plan, 11,250 Option shares have previously been exercised and 340,000 Options are presently outstanding (not all of which are currently exercisable). No SARs are presently outstanding. If all of the presently outstanding Options were exercised, there would remain 448,750 shares available for future grants of Options or SARs. The Board believes it would be desirable and in the best interest of the Company to increase the number of shares available for future grants of Options or SARs in order to continue the benefits inuring to the Company under the Plan. The proposed amendment would increase the number of shares still available for grants by 300,000 and bring the total number of shares which may be issued under the Plan on and after April 30, 1991 to 1,100,000. Under the Plan, an amendment to increase the number of shares which may be delivered pursuant to the Plan requires the approval of the shareholders of the Company.
     It is anticipated that, prior to the Annual Meeting of Shareholders, the Board will approve a program under which those directors of the Company who are not full-time employees of the Company or any of its subsidiaries and who are not members of the Stock Option Committee would be paid half of their annual retainer fees in Options (in lieu of cash) and could also elect to be paid all or a portion of the remaining half of their retainer fees in Options. The exercise price of such Options is expected to be the market value of the Common Stock as of the date of grant, and the number of Options to be granted to a director in lieu of his or her cash retainerfees is currently expected to be based on 25% of the option exercise price. Under such a program, if all of the eligible directors elected to be paid all of their retainer fees in Options during the twelve-month period following the Annual Meeting, a total of 13,763 Options would be granted during that year (assuming a market price of $23.25, which was the market price of a share of Common Stock as of March 14, 1995). If such a program is not adopted by the Board, the Options would be available for grant to other eligible persons under the Plan. It is also anticipated that, during this year, the Board will approve a program under which certain key executives of the Company and its subsidiaries may elect to use a portion of their incentive compensation to purchase Options. The specific terms of such a program, including the purchase price of Options, has not yet been decided. Neither the directors' stock option program nor the key executives' stock option program described in this paragraph would require shareholder approval. (See the last paragraph of "Description of the Plan" below for a summary of the Plan requirements regarding shareholder approval.) Aside from the possible grant of Options to certain directors and key executives under the two programs described above, neither the Board nor the Stock Option Committee has any immediate plans to grant any additional Options or SARs. The number of Options and SARs which may be granted in the future, and the related prices, will depend on contingent and variable factors and cannot be estimated at this time. The closing price per share of the Company's Common Stock on the New York Stock Exchange on March 14, 1995 was $23.25.
     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986. Under Section 162(m), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers (other than the chief executive officer) of a publicly-held company is limited to no more than $1,000,000 per year for fiscal years beginning on or after January 1, 1994. This limitation does not apply to compensation attributable to stock options or SARs if, among other things, the option plan includes limits on option and SAR grants to employees such as the limitation set forth in Proposal Three and the limitation has been approved by the shareholders of the company. The Plan does not presently contain any limitation on the number of options or SARs which may be granted to any individual, other than to the extent that the Plan contains an overall limit on the number of shares which may be delivered under the Plan. The Board has approved Proposal Three because it desires to preserve for the Company the benefit of receiving a tax deduction for the full amount of income recognized by the Company's executive officers upon their exercise of stock options or SARs.

Description of the Plan
     The Plan provides for two incentive elements, Options and SARs. An Option gives the holder the right to purchase from the Company a specified number of shares of Common Stock for a specified price during a specified period. An SAR gives the holder the right, without payment to the Company, to receive its "value", one-half in cash and one-half in shares of Common Stock. The "value" of an SAR which is attached to an Option (see the description below of when an SAR is attached to an Option) is the excess, if any, of the market price of one share of Common Stock of the Company on the date the SAR is exercised over the option price of one share under the attached Option. The "value" of an SAR which is not attached to an Option is the excess, if any, of the market price of the Common Stock on the date the SAR is exercised over the amount fixed by the committee which administers the Plan on the date the SAR was granted (the "SAR Reference Price").
     The Plan is administered by a committee (the "Committee") composed of not less than two directors of the Company appointed by the full Board of Directors. Committee members are not eligible to receive Options or SARs under the Plan. Under the Plan, the Committee may grant SARs and Options (either with or without SARs attached) to salaried employees (including executive officers), consultants and directors (other than Committee members) of the Company and certain of its subsidiaries. As of

December 31, 1994 there were approximately 1,300 eligible participants, consisting of approximately twenty consultants, thirteen non-employee directors and the remainder being salaried employees. Subject to the provisions of the Plan, the Committee has full authority to determine which eligible participants shall be granted Options and SARs and the amounts and other terms of such Options and SARs. However, any Options or SARs granted to a member of the Board of Directors must be approved by a majority of the Board not including the recipient.
     The option price for Options granted under the Plan is determined by the Committee, but may not be less than 50% of the fair market value of the shares subject to the Option on the date of grant of such Option. The option price may be paid in cash, in shares of Common Stock which have an aggregate fair market value equal to the option price or in any combination of cash and shares with an aggregate value equal to the option price. Upon exercise of an Option, any SAR attached to such Option automatically expires.
     The Committee may grant Options to eligible participants with or without SARs attached. When SARs are granted in conjunction with Options each SAR will attach to an Option to purchase one share of Common Stock. Upon exercise of an SAR attached to an Option, the related Option automatically expires. The Committee may also grant SARs which are not attached to Options. With respect to SARs not attached to Options, the SAR Reference Price is determined by the Committee, but may not be less than 50% of the fair market value of one share of Common Stock on the date of grant of the SAR.
     Options and SARs granted under the Plan are not exercisable after five years from the date of grant unless the Committee otherwise provides. Options and SARs are not transferable except by will or the laws of descent and distribution, and during the lifetime of the participant are exercisable only by him or her. Options and SARs terminate upon the death of the participant or, unless otherwise determined by the Committee, on the termination of his or her qualifying relationship with the Company or its subsidiaries. However, if a participant dies, to the extent provided in his or her Option or SAR agreement, the participant's estate or the participant's heirs or beneficiaries may exercise the unexercised portion of his or her Option or SAR within six months after the participant's death. In no event, however, may an Option or SAR be exercised after its stated date of expiration.
     The Board of Directors may terminate or amend the Plan at any time, but any amendment which (i) increases the number of shares that may be issued under the Plan, (ii) changes the class of persons eligible to receive Options or SARs, (iii) deprives the Committee of authority to administer the Plan, or (iv) otherwise requires the approval of the shareholders of the Company in order to maintain the exemption available under Rule 16b-3 of the Securities Exchange Act of 1934 will require the prior approval of the shareholders of the Company.

Summary of Federal Income Tax Consequences
     The Company has been advised by its counsel that under present federal income tax laws, the federal income tax consequences of the grant or exercise of Options and SARs are as follows:

          Non-Qualified Stock Options. A participant will recognize no income and the Company will receive no deduction for federal income tax purposes when an Option is granted. Upon exercise of an Option a participant will recognize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a deduction in the same amount, provided, in the case of certain executive officers, that the requirements of Section 162(m) of the Internal Revenue Code are met. Section 162(m) is summarized above in "Description of and Reasons for the Proposed Amendments to the Plan". The participant's holding period for shares received upon exercise of an Option will begin to run from the date of exercise of the Option.

          Upon the sale of the Option shares, the participant will recognize short-term or long-term capital gain (or loss), depending upon whether the shares have been held for more than one year. Such gain (or loss) will be measured by the difference between the sale price of the shares and the fair market value of the shares on the date that the Option was exercised.
          If a participant pays the Option price with previously-owned shares of Common Stock he or she will be treated as having exchanged the number of shares surrendered for an equal number of shares received upon the exercise of the Option in a tax-free exchange. However, he or she will recognize income, and the Company will be entitled to a corresponding deduction (subject to Section 162(m)), in an amount equal to the fair market value of the number of shares received in excess of the fair market value of the number of shares surrendered. The participant's tax basis in the shares received in the tax-free exchange will be equal to his or her tax basis in the shares surrendered in the exchange. The tax basis in the remaining shares received will be equal to the amount included in the participant's income.
          Stock Appreciation Rights. A participant who is granted an SAR (whether or not attached to an Option) under the Plan will not recognize income at the time of the grant, nor will the Company be entitled to a deduction at that time. In general, when a participant exercises an SAR, he or she will recognize ordinary income, and the Company will be entitled to a corresponding deduction (provided, in the case of certain executive officers, that the requirements of
     Section 162(m) are met), in an amount equal to the sum of the cash plus the fair market value of the stock received. The participant's holding period for the stock received will begin to run from the date of exercise of the SAR.
          Upon the sale of the shares received on exercise of an SAR, the participant will recognize short-term or long-term capital gain (or loss), depending upon whether the shares have been held for more than one year. Such gain (or loss) will be measured by the difference between the sale price of the shares and the fair market value of the shares on the date that the SAR was exercised.

The Board of Directors has approved Proposal Two and Proposal Three and recommends that you vote "FOR" both proposals.

     The persons named in the enclosed form of proxy (Joseph R. Seiders and Craig H. Lewis) have advised the Company that they intend to vote FOR approval of both Proposal Two and Proposal Three unless a contrary choice is specified. Shareholders may vote FOR Proposal Two and AGAINST Proposal Three, or visa versa.

                           INDEPENDENT AUDITORS
     The Company's independent auditors have been KPMG Peat Marwick LLP and it is expected that they will continue in that capacity for the current year. A representative of KPMG Peat Marwick LLP will be present at the meeting and will have the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

                               OTHER MATTERS
     The Board of Directors knows of no other matters which may come before the meeting. However, if any such matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on such matter.

                           SHAREHOLDER PROPOSALS
     Shareholders of the Company are entitled to submit proposals for inclusion in the Company's 1996 Proxy Statement, to be considered for action at the 1996 Annual Meeting of Shareholders. Proposals so submitted must be received by the Company at its principal executive offices no later than November 21, 1995 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.
                                        By Order of the Board of Directors


                                        JOSEPH R. SEIDERS, Secretary

Dated: March 21, 1995
Philadelphia, Pennsylvania

                                   PROXY
                                 CDI CORP.
                       1717 Arch Street, 35th Floor
                        Philadelphia, PA 19103-2768

        This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joseph R. Seiders and Craig H. Lewis, or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of CDI Corp. held of record by the undersigned on March 10, 1995, at CDI Corp.'s annual meeting of shareholders to be held on May 2, 1995, or any adjournments or postponements thereof. The undersigned acknowledges receipt of the Proxy Statement dated March 21, 1995 and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and by filing this proxy with the Secretary of CDI Corp. gives notice of such revocation.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION TO THE BOARD OF DIRECTORS OF ALL NOMINEES LISTED IN PROPOSAL ONE ON THE REVERSE SIDE HEREOF, FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE CDI CORP. NON-QUALIFIED STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN, AS DESCRIBED IN PROPOSAL TWO, AND FOR APPROVAL OF THE LIMITATION ON THE NUMBER OF OPTIONS AND STOCK APPRECIATION RIGHTS WHICH MAY BE GRANTED TO AN ELIGIBLE INDIVIDUAL IN ANY ONE CALENDAR YEAR, AS DESCRIBED IN PROPOSAL THREE. WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS THE NAMED PROXIES SHALL DECIDE.



                           FOLD AND DETACH HERE

1. PROPOSAL ONE--ELECTION OF DIRECTORS--The nominees are Walter E. Blankley, Walter R. Garrison, Christian M. Hoechst, Lawrence C. Karlson, Edgar D. Landis, Allen M. Levantin, Alan B. Miller, John W. Pope and Barton
J. Winokur.

[ ] VOTE FOR all nominees listed above (except as indicated to the contrary)

[ ] WITHHOLD AUTHORITY to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write the name of that nominee or nominees on the line provided below.

- -------------------------------------------------------------------------


2. PROPOSAL TWO--Increase the number of shares of common stock which may be issued under the Non-Qualified Stock Option and Stock Appreciation Rights Plan from 800,000 to 1,100,000.

     [ ] FOR    [ ] AGAINST   [ ] ABSTAIN


3. PROPOSAL THREE--Amend the Non-Qualified Stock Option and Stock
Appreciation Rights Plan to limit the number of options and stock appreciation rights that may be granted to an eligible individual in any one calendar year

     [ ] FOR    [ ] AGAINST   [ ] ABSTAIN


4. In their discretion, the named proxies, are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

DATED: _______________________________________________________ , 1995


____________________________________________________________________
                      Signature of Shareholder(s)


____________________________________________________________________
                      Signature of Shareholder(s)

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"


                           FOLD AND DETACH HERE




                                 CDI CORP.

     YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

===========================================================================
In connection with Proposal Two and Proposal Three in the above Proxy Statement and in accordance with Instruction 3 to Item 10 of Schedule 14A, below is text of the CDI Corp. Non-Qualified Stock Option and Stock Appreciation Rights Plan. The text of this Plan is not a part of the Proxy Statement and is not being distributed to the Company's shareholders.
===========================================================================

(As of 3/17/95)
                            CDI CORP.

  NON-QUALIFIED STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN



     1. Purpose. The purpose of this plan ("Plan") is to provide a more effective method of compensating employees, consultants and directors of the Company than is currently available and to complement the other incentive plans of the Company, thus encouraging greater personal interest in the success of the Company on the part of such personnel and furnishing them with a further incentive to remain with the Company and to increase their efforts on its behalf.

     2.   Definitions:

          (a)  "Board" means the board of directors of the Parent
Company.

          (b) "Committee" means the committee described in Paragraph 5.

          (c) "Company" means CDI Corp. and each of its Subsidiary Companies.

          (d) "Date of Exercise" means the date on which notice of exercise of an Option or SAR is delivered to the Parent
Company.

          (e) "Date of Grant" means the date on which an Option or SAR is granted.

          (f) "Holder" means a person to whom an SAR not attached to an Option has been granted under the Plan, which SAR has not been exercised and has not expired or terminated.

          (g) "Option" means a non-qualified stock option granted under the Plan and described in Paragraph 4(a).

          (h) "Optionee" means a person to whom an Option or an Option with an SAR attached has been granted under the Plan, which Option or SAR has not been exercised and has not expired or terminated.

          (i)  "Parent Company" means CDI Corp.

          (j) "SAR" means a stock appreciation right granted under the Plan and described in Paragraphs 4(b) or 4(c).

          (k)  "Shares" means shares of common stock, par value
$.10 per share, of the Parent Company.

          (l) "Subsidiary Company" means any corporation controlled by the Parent Company or by an subsidiary controlled by the Parent Company ("control" having the meaning set forth in Section 368(c) of the Internal Revenue Code or corresponding provisions of successor laws), provided that if the corporation is controlled by a subsidiary of the Parent Company, either the Parent Company must own 100% of the stock of the subsidiary or the subsidiary must own 100% of the stock of the corporation.

          (m) "Fair Market Value" means the closing price of actual sales of Shares on the New York Stock Exchange on a given date or, if there are no such sales on such date, the closing price of the Shares on such Exchange on the last date on which there was a sale.

          (n) "Value" of an SAR shall mean the excess of the Fair Market Value of a Share on the Date of Exercise over an amount fixed by the Committee on the Date of Grant (the "SAR Reference Price"); provided that the SAR Reference Price may not be less than 50% of the Fair Market Value of a Share on the Date of Grant. Where an SAR is attached to an Option, the SAR Reference Price shall be equal to the option price of one Share under the attached Option.

     3. Shares Subject to the Plan. On and after April 30, 1991, not more than 800,000 Shares may be delivered pursuant to the exercise of Options or SARs under the Plan. The Shares so delivered may, at the election of the Company, be either treasury Shares or Shares originally issued for the purpose. When an Option is granted (whether or not attached to an SAR), the number of Shares subject to such Option shall be reserved for issuance out of the Shares remaining available for grant under the Plan. When SARs not attached to an Option are granted, there shall be reserved for issuance thereunder Shares in an amount equal to one-half of the number of SARs granted. If Options or SARs granted under the Plan terminate or expire without being exercised in whole or in part, other Options or SARs may be granted covering the Shares not delivered.

     4. Rights to be Granted. Rights which may be granted under the Plan are:

          (a) Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares at a specified price;

          (b) SARs, which are attached to Options and which give the Optionee the right for a specified time period, without payment to the Company, to receive the Value of such SARs, to be paid in cash and Shares in accordance with Paragraph 8 below, in lieu of purchasing Shares under the related Option; and

          (c) SARs, which are not attached to Options and which give the Holder the right for a specified time period, without payment to the Company, to receive the Value of such SARs, to be paid in cash and Shares in accordance with Paragraph 8 below.

     5. Administration. The Plan shall be administered by the Stock Option Committee, which shall be composed of not less than two directors of the Parent Company, appointed by the Board, neither of whom shall be eligible (or shall have been eligible within one year prior to the date of their appointments) to be granted Options or SARs under the Plan or to be selected as a participant under any other discretionary plan of the Company or any of its affiliates entitling them to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. The Committee may determine from time to time which eligible participants shall be granted Options or SARs under the Plan, the number of Shares to be subject to the Option in each case, the number and type of SARs, if any, to be awarded in each case, and the other substantive provisions of each Option and SAR agreement. However, any Options or SARs granted to a member of the Board must also be approved by a majority of the Board not including the recipient.

     6. Eligibility. Eligible participants under the Plan shall be all salaried employees, consultants and directors of the Parent Company (except Committee members) or any Subsidiary
Company.

     7.   Option Price.

          (a) The price at which Shares may be purchased on exercise of an Option shall be determined in each case by the Committee, but may not be less than 50% of the Fair Market Value of the Shares on the Date of Grant.

          (b) Upon exercise of any Option granted pursuant to this Plan, the Optionee shall pay to the Parent Company the full
Option price:

               (i)  By certified check or bank draft; or

               (ii) By delivering to the Parent Company certificates for Shares owned by the Optionee and endorsed to the Parent Company representing a number of Shares having a then current Fair Market Value equal to the Option price; or

               (iii) Any combination of the above.

Upon payment of the Option price the appropriate accounts of the Parent Company shall then be credited accordingly.

     8.   Issuance of Certificates; Payment of Cash.

          (a) Upon payment of the Option price, a certificate for the number of whole Shares and a check for the Fair Market Value on the Date of Exercise of the fractional Share, if any, to which the Optionee is entitled shall be delivered to such Optionee by the Parent Company, provided that the Optionee has remitted to his employer an amount, determined by such employer, sufficient to satisfy the applicable requirements to withhold federal, state, and local taxes, or made other arrangements with his employer for the satisfaction of such withholding requirements.

          (b) Upon exercise of SARs, the Value of such SARs shall be paid one-half in cash and one-half in Shares. The number of Shares to be delivered by the Parent Company shall be an amount equal to 50% of the Value of such SARs divided by the Fair Market Value of a Share on the Date of Exercise of such SARs. Any right to a fractional Share shall be satisfied by the Parent Company in cash. The employer of the Optionee or Holder shall deduct from the amount of cash payable any amount necessary to satisfy applicable federal, state, or local withholding requirements.

     9. Term. Unless otherwise determined by the Committee, Options or SARs granted under the Plan shall not be exercisable after five years from the Date of Grant.

     10. Exercise of Options and SARs. Unless otherwise determined by the Committee and subject to the provisions of Paragraphs 11 and 13, an Option or SAR may be exercised in whole or in part during its term, provided that an Option or SAR shall be exercisable only by the Optionee or Holder during his lifetime and, unless otherwise determined by the Committee, only while he is a salaried employee, consultant or director of the Parent Company or of a Subsidiary Company.

     11. Death or Termination of Employment. Options and SARs shall terminate on the death of the Optionee or Holder, or, unless otherwise determined by the Committee, on the termination for any reason of his qualifying relationship with the Company, except that, to the extent provided in his Option or SAR agreement, if an Optionee or Holder dies while holding an Option or SAR not fully exercised or expired, the unexercised portion may be exercised by his estate or his heirs or beneficiaries within the period of six months following the date of death. In no event, however, may an Option or SAR be exercised after its stated date of expiration. For purposes of this Plan, a transfer of a participant between two employers, each of which is a part of the Company, shall not be deemed a termination of employment.

     12. Relationship Between Options and SARs. Upon exercise of an Option, any SAR attached to such Option shall automatically expire. Upon exercise of an SAR attached to an Option, the related Option shall automatically expire. Except as set forth above, the grant, exercise, termination or expiration of any Option granted to an Optionee or Holder shall have no effect upon any SAR held by such Optionee or Holder, and the grant, exercise, termination or expiration of an SAR granted to any Optionee or Holder shall have no effect upon any Option held by such Optionee or Holder.

     13. Transferability of Options and SARs. No Option or SAR may be transferred except by will or the applicable laws of descent and distribution.

     14. Adjustment on Change in Capitalization. In case the number of outstanding Shares is changed as a result of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate change, the Board shall make an appropriate adjustment in the aggregate number of Shares which may be issued under the Plan and in the number of Shares subject to, and the Option price or Value of, any then outstanding Options or SARs.

     15. Certain Corporate Transactions. If during the term of any Option or SAR the Parent Company or any of the Subsidiary Companies shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Parent Company, the Parent Company may (but shall not be required to) take any of the following courses of action with regard to the Options or SARs outstanding:

          (a) Not less than 10 days nor more than 60 days prior to any such transaction, all Optionees and Holders shall be notified that their Options and SARs shall expire on the 10th day after the date of such notice, in which event all Optionees and Holders shall have the right to exercise all of their Options and SARs prior to such new expiration date; or

          (b) The Parent Company shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options and stock appreciation rights to the Optionees and Holders to acquire shares, or stock appreciation rights in shares, in such corporation provided that the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price, or the value of such stock appreciation rights at the time of grant, shall not be greater than the excess of the Fair Market Value of the Shares over the Option price of Options, or the Value of the SARs as determined under Paragraph 2(n), immediately prior to the consummation of such merger, consolidation, combination or acquisition; or

          (c) The Parent Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees and Holders to realize the value of rights granted to them under the Plan.

     16.  Plan Not to Affect Relationship With the Company.
Neither the Plan nor any Option or SAR shall confer upon any participant any right to continue in the service of the Company.

     17. Amendment. The Board may at any time terminate the Plan or make such changes therein as it shall deem advisable.
The Board may not, however, without the approval of the voting shareholders of the Parent Company, (i) increase the total number of Shares which may be delivered under the Plan, (ii) change the class of persons eligible to receive Options or SARs, (iii) withdraw the authority to administer the Plan from a committee consisting of directors or (iv) otherwise amend the Plan in a manner which would require the approval of the shareholders of the Parent Company in order to maintain the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. No outstanding Option or SAR shall be affected by any such amendment without the written consent of the Optionee, Holder or other person then entitled to exercise such Option or SAR.

     18. Effective Date. The Plan shall be effective as of the date of shareholder approval in the manner required under the rules of the New York Stock Exchange.

     19. Securities Laws. The Committee shall make each grant under the Plan subject to such conditions as shall cause both the grant and exercise of any Option or SAR to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

         Unless otherwise permitted by the Committee, the date of any exercise of an SAR by a Holder or an Optionee who is an officer, director or beneficial owner of ten percent or more of any class of any registered equity security of the Parent Company shall be required to occur within the period beginning with the third and ending with the twelfth business day after the date of the release of the Parent Company's quarterly or annual sales and earnings information to the public.

     20. General. Each Option or SAR granted shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option or SAR shall be subject to all of the applicable requirements of the Pennsylvania Business Corporation Law and other applicable laws. Among other things the Optionee or Holder may be required to deliver an investment representation to the Company in connection with any exercise of an Option or SAR or to agree to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time.